      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 1998

                                                      REGISTRATION NO. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------


                  PROFESSIONAL TRANSPORTATION GROUP LTD., INC.
             (Exact name of registrant as specified in its charter)

                                     GEORGIA
         (State or other jurisdiction of incorporation or organization)

                                   58-1915632
                      (I.R.S. Employer Identification No.)

                       5025 DERRICK JONES ROAD, SUITE 120,
                             ATLANTA, GEORGIA 30349
                    (Address of principal executive offices)

                               ------------------



       PROFESSIONAL TRANSPORTATION GROUP LTD., INC. 1996 STOCK OPTION PLAN PROFESSIONAL TRANSPORTATION GROUP LTD., INC. 1998 DIRECTOR STOCK OPTION PLAN
 PROFESSIONAL TRANSPORTATION GROUP LTD., INC. 1998 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)


                               ------------------



                                 DENNIS A. BAKAL
                                    PRESIDENT
                  PROFESSIONAL TRANSPORTATION GROUP LTD., INC.
                       5025 DERRICK JONES ROAD, SUITE 120
                             ATLANTA, GEORGIA 30349
                                 (770) 907-3360
                               (770) 907-3392(FAX)
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)


                                   Copies to:
                              JON H. KLAPPER, ESQ.
                   NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.
                          FIRST UNION PLAZA, SUITE 1400
                              999 PEACHTREE STREET
                             ATLANTA, GEORGIA 30309
                                 (404) 817-6000
                              (404) 817-6050 (FAX)



                                          CALCULATION OF REGISTRATION FEE
===================================================================================================================

                                                      Proposed Maximum       Proposed Maximum
       TITLE OF SECURITIES          Amount to be     Offering Price Per     Aggregate Offering       Amount of
         TO BE REGISTERED            Registered             Share                 Price          Registration Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, no par value             500,000(1)         $3.00(2)             $1,500,000(2)          $442.50
-------------------------------------------------------------------------------------------------------------------
Common Stock, no par value             100,000            $3.00(2)             $ 300,000(2)           $ 88.50
-------------------------------------------------------------------------------------------------------------------
Common Stock, no par value             200,000            $3.00(2)             $ 600,000(2)           $177.00
-------------------------------------------------------------------------------------------------------------------
Total                                  800,000                                 $ 2,400,000            $708.00
===================================================================================================================


(1) Represents additional shares of the Company's Common Stock issuable pursuant to the same employee benefit plan for which Registration Statement No. 333-34821 is currently effective. Accordingly, pursuant to Instruction E of Form S-8, the registration fee is being paid with respect to the additional securities only.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457 (c) and (h) on the basis of the average of the high and low prices of the Company's Common Stock on June 24, 1998, as reported by the National Association of Securities Dealer's automated quotation system.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.

      The following documents filed by Professional Transportation Group Ltd., Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement as of their respective dates:

         (a) the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997 (File No. 000-22571);

         (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1997; and

         (c) the description of the Company's common stock, no par value (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A, declared effective by the Commission on June 19, 1997, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement, and prior to the filing of a post-effective amendment that indicate that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. In addition, pursuant to General Instruction E to Form S-8, the contents of the Company's Registration Statement on Form S-8 (File No. 333-34821) are incorporated herein by reference.


ITEM 4.  Description of Securities.

      Not applicable.


ITEM 5.  Interests of Named Experts and Counsel.

      Not applicable.


ITEM 6.  Indemnification of Directors and Officers.

      The Company's Articles of Incorporation contain a provision which, subject to certain limited exceptions, limits the liability of a director to the Company or its shareholders for any breach of duty as a director. There is no limitation of liability for: a breach of duty involving appropriation of a business opportunity of the Company; an act or omission which involves intentional misconduct or a knowing violation of law; any transaction from which the director derives an improper personal benefit; or as to any payments of a dividend or any other type of distribution that is illegal under
Section 14-2-832 of the Georgia Business Corporation Code (the "Code"). In addition, if at any time the Code shall have been amended to authorize further elimination or limitation of the liability of director, then the liability of each director of the Company shall be eliminated or limited to the fullest extent permitted by such provisions, as so amended, without further action by the shareholders, unless the provisions of the Code require such action. The provision does not limit the right of the Company or its shareholders to seek injunctive or other equitable relief not involving payments in the nature of monetary damages.

      The Company's bylaws contain certain provisions which provide indemnification to directors of the Company that is broader than the protection expressly mandated in Sections 14-2-852 and 14-2-857 of the Code. To the extent that a director or officer of the Company has been successful, on the merits or otherwise, in the defense of any action or proceeding brought by reason of the fact that such person was a director or officer of the Company, Sections 14-2-852 and 14-2-857 of the Code would require the Company to indemnify such persons against expenses (including attorney's fees) actually and reasonably incurred in connection therewith. The Code expressly allows the Company to provide for greater indemnification rights to its officers and directors, subject to shareholder approval.

      The indemnification provisions in the Company's bylaws require the Company to indemnify and hold harmless any director who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the Company) because he is or was a director of the Company, against expenses (including, but in no way limited to, attorney's fees and disbursements, court costs and expert witness fees), and against judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding. Indemnification would be disallowed under any circumstances where indemnification may not be authorized by action of the Board of Directors, the shareholders or otherwise. The Board of Directors of the Company also has the authority to extend to officers, employees and agents the same indemnification rights held by directors, subject to all the accompanying conditions and obligations. Indemnified persons would also be entitled to have the Company advance expenses prior to the final disposition of the proceeding. If it is ultimately determined that they are not entitled to indemnification, however, such amounts would be repaid. Insofar as indemnification for liability rising under the Act may be permitted to officers and directors of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 7.  Exemption from Registration Claimed.

      Not applicable.


ITEM 8.  Exhibits.

4.1 Professional Transportation Group Ltd., Inc. 1996 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form SB-2 (File No. 333-24619).

4.2 First Amendment to the Professional Transportation Group Ltd., Inc. 1996 Stock Option Plan (incorporated by reference to Exhibit A of the Company's definitive proxy statement on Schedule 14A for its 1998 annual meeting of shareholders (the "1998 Proxy Statement"), File No. 000-22571).

4.3      Professional Transportation Group Ltd., Inc. 1998 Director Stock Option
         Plan.

4.4 Professional Transportation Group Ltd., Inc. 1998 Employee Stock Purchase Plan (incorporated by reference to Exhibit B of the 1998 Proxy Statement).

5.1      Opinion of Nelson Mullins Riley & Scarborough, L.L.P.

23.1     Consent of Arthur Andersen LLP.

23.2 Consent of Nelson Mullins Riley & Scarborough, L.L.P. (included as part of Exhibit 5.1).


ITEM 9.     Undertakings.

      The Company hereby undertakes that it will:

      (a) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) Include any additional or changed material information on the plan of distribution;

            provided, however, that the undertakings set forth in paragraph (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;


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



      (b) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

      (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





                  [Remainder of page left blank intentionally]

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 25 day of June, 1998.


                                    PROFESSIONAL TRANSPORTATION GROUP LTD., INC.



                                            By:      /s/ Dennis A. Bakal
                                                     -------------------------
                                                     Dennis A. Bakal
                                                     President



      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                   CAPACITY                                              DATE
---------                                   --------                                              ----
/s/ Dennis A. Bakal                         President, Chief Executive Officer and             June 25, 1998
----------------------------------------    Director (principal executive officer)
    Dennis A. Bakal

/s/ Peter C. Roth                           Chief Financial Officer and Director               June 25, 1998
----------------------------------------    (principal financial and accounting officer)
    Peter C. Roth

/s/ Linda K. Roberts                        Vice President/Administration and Director         June 25, 1998
----------------------------------------
    Linda K. Roberts

/s/ Robert E. Altenbach                     Director                                           June 25, 1998
----------------------------------------
    Robert E. Altenbach

/s/ Gregory G. Hardwick                     Director                                           June 25, 1998
----------------------------------------
    Gregory G. Hardwick

                                  EXHIBIT INDEX

Exhibit
Number                                   Exhibit
------                                   -------

4.1 Professional Transportation Group Ltd., Inc. 1996 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form SB-2 (File No. 333-24619).

4.2 First Amendment to the Professional Transportation Group, Ltd., Inc. 1996 Stock Option Plan (incorporated by reference to Exhibit A of the Company's definitive proxy statement on Schedule 14A for its 1998 annual meeting of shareholders (the "1998 Proxy Statement"), File No. 000- 22571).

4.3      Professional Transportation Group Ltd., Inc. 1998 Director Stock Option
         Plan.

4.4 Professional Transportation Group Ltd., Inc. 1998 Employee Stock Purchase Plan (incorporated by reference to Exhibit B of the 1998 Proxy Statement).

5.1      Opinion of Nelson Mullins Riley & Scarborough, L.L.P.

23.1     Consent of Arthur Andersen LLP.

23.2 Consent of Nelson Mullins Riley & Scarborough, L.L.P. (included as part of Exhibit 5.1).